Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “Act”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

Convertible Promissory Note

$[ ]	[DATE]

For Value Received, InterCloud Systems, Inc., a Delaware corporation with a place of business at 1030 Broad Street, Suite 102, Shrewsbury, New Jersey 07702 (“Company”), promises to pay to the order of Forward Investments, LLC, a Delaware limited liability company, together with its assignees, transferees and successors in interest (collectively, “Holder”), in lawful money of the United States of America the principal sum of [        ] ($[        ]), together with [    ]% interest per annum on such principal sum (the “Interest Rate”), compounded daily. All unpaid principal, together with any accrued and unpaid interest, and all expenses, fees and other amounts payable hereunder, shall be due and payable on the earliest of: (i) the Maturity Date, as defined below, (ii) the date on which such amounts are due and payable upon or after the occurrence of an Event of Default, as defined below, provided that prior to repaying this Note, the Company shall obtain from Holder the written statement of whether Holder chooses to be repaid or waive such default (in which case the Note would remain outstanding) or convert this Note pursuant to the conversion provisions in Section 6 below and Company shall implement such choice or (iii) the date on which such amounts are converted in accordance with Section 6 below. The Maturity Date for this Note (the “Maturity Date”) shall initially be [        ], provided that Holder, in its sole discretion, may at any time on or prior to the occurrence of the Maturity Date then in effect, extend such date to any date which is on or prior to [        ], such extension to be evidenced by the written notice thereof to be delivered to the Company by Holder, and Holder shall be permitted to perform any number of extensions.

This Note is subject to the terms, conditions and provisions set forth below:

1.           Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” means Company’s issued and outstanding common stock as registered under the Securities Act and traded on any Trading Market.

“Conversion Amount” has the meaning given in Section 6 hereof.

“Conversion Notice” has the meaning given in Section 6 hereof.

“Conversion Price” has the meaning given in Section 6 hereof.

“Event of Default” has the meaning given in Section 4 hereof.

“Fundamental Transaction” means any transaction or series of related transactions whereby the Company, directly or indirectly, effects a (i) merger or consolidation of the Company with or into another Person, (ii) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) purchase offer, tender offer or exchange offer (whether by the Company or another Person) that is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property, (iv) reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which all outstanding shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) consummation of the transactions contemplated by a stock or securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Maximum Rate” has the meaning given in Section 2 hereof.

“New Note” has the meaning given in Section 8 hereof.

“Note Register” has the meaning given in Section 8 hereof.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

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2.            Interest; Maximum Rate. Interest on this Note shall accrue at the Interest Rate, beginning on the date hereof, and be payable semi-annually in arrears on each June 30 and December 31, commencing on June 30, 2015, provided that prior to paying Holder any interest in cash the Company shall first obtain Holder’s election of whether it chooses to convert such interest payment into shares of Common Stock pursuant to Section 6 herein or receive such interest payment in cash. Any amounts not paid when due under this Note shall accrue interest at the rate of 20% per annum until such past due amounts have been paid in full. It is expressly agreed and provided that the total liability of Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by Company to Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by Holder to all other unpaid portions of the Obligations or be refunded to Company at the election of Holder.

3.           No Prepayment; Order of Payments. This Note may not be prepaid in full or in part without the prior written consent of Holder. All payments received hereunder shall be applied first to the payment of accrued interest and any fees or expenses payable hereunder and the balance applied to the unpaid principal balance then outstanding.

4.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. Company shall fail to pay when due any principal, interest, expenses, fees and other amounts payable hereunder on the applicable due date;

(b)           Failure to Perform. Company shall fail to perform any of its obligations under this Note when due;

(c)           Breach. Any of the representations made by Company in this Note shall be false or misleading in any material respect;

(d)           Change of Control. Company (i) shall initiate or participate in any Fundamental Transactions or (ii) is subject to the acquisition in one or more related transactions by any Person or “group” of Persons (as such term is defined in Section 13(d) and 14(d) of the Act, and the related regulations) who have expressed intent to acquire more than 50% of the total voting power of outstanding voting securities of Company;

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(e)           No Listing. Shares of Common Stock shall not be listed or quoted or are otherwise suspended from trading on a Trading Market for a period of five consecutive Trading Days;

(f)           Voluntary Bankruptcy or Insolvency Proceedings. Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including without limitation, any assignment for the benefit of its creditors or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(g)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(h)          Other Obligations. An event of default shall occur under any contractual obligation of Company (other than under this Note), and such event of default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any indebtedness of Company, or (ii) causes (or permits any holder of such indebtedness or a trustee to cause) such indebtedness or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

5.           Rights of Holder upon Default. Upon the occurrence and during the continuance of an Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations due hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Upon the occurrence of any Event of Default, Holder may in its sole discretion choose to waive such default and keep this Note outstanding pursuant to its terms herein.

6.           Conversion. Without the prior written consent of Holder, Company may not convert all or any portion of the Note under any circumstances. At any time, Holder may convert any or all of the outstanding principal amount and/or any and all accrued interest, expenses, fees and other amounts then due and payable under this Note (collectively, the “Conversion Amount”), including before, on or after the occurrence of any Event of Default, on at least one Trading Day prior written notice to Company (the “Conversion Notice”), into that number of shares of Common Stock calculated by the following formula:

Conversion Amount/Conversion Price, rounded up to the nearest whole number.

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The “Conversion Price” shall be the lower of (i) $6.36 and (ii) the lowest sale price, exercise price or conversion price (the “Diluted Price”) at which the Company sells or issues shares of Common Stock, or any other securities, warrants or convertible securities at any date between the date of this Note and the conversion or repayment of this Note provided that this shall not be deemed to include penny warrants provided to parties as consideration for transactions and (iii) $2.35, and further provided that for the period of time during which the 12% convertible debentures placed by Aegis Capital on or about December 13, 2013 (the “Aegis Notes”) remain outstanding, which period of time shall be deemed to terminate no later than July 31, 2015, in no event shall the Conversion Price be lowered if the effect of such Conversion price reduction would lower the then existing conversion price applicable to the Aegis Notes. The Conversion Price shall, however, not be lowered to any Diluted Price unless the Company shall first have obtained shareholder approval, to the extent such approval is necessary (“Shareholder Approval”), for clause (ii) of this paragraph which permits the lowering of the Conversion Price to the Diluted Price (the “Clause (ii) Protection”). Upon the request of Holder, the Company will seek to obtain Shareholder Approval to provide Holder with the Clause (ii) Protection. However, for the period of time that Shareholder Approval for the Clause (ii) Protection has not been obtained, the Clause (ii) Protection shall not apply.

On conversion, Holder shall surrender this Note, duly endorsed, at the principal corporate office of Company along with written notice to Company of Holder’s election to convert a stated portion of the Conversion Amount, and shall set forth the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Company shall thereafter issue and deliver at such office to Holder a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including but not limited to a New Note (as hereinafter defined) reflecting the amount of the original Note that is not subject to the Conversion Notice. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Conversion Notice, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

The Conversion Price shall be adjusted in the event of any of the following occurrences:

a)           Stock Dividends and Stock Splits. If Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)           Subsequent Rights Offerings. If Company, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of shares of Common Stock (and not to Holder) entitling them to subscribe for or purchase warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c)           Pro Rata Distributions. If Company, at any time while this Note is outstanding, shall distribute to all holders of shares of Common Stock (and not to Holder) evidence of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than shares of Common Stock, then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price per share of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such closing price per share on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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d)           Fundamental Transaction. If, at any time while this Note is outstanding a Fundamental Transaction occurs, then, upon any subsequent conversion of this Note, Holder shall have the right to receive, for each share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Company shall cause any successor entity in a Fundamental Transaction in which Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Company under this Note in accordance with the provisions of this Section and shall, at the option of Holder, deliver to Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) at the closing of such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. In the event a Fundamental Transaction occurs, then upon the written request of the Holder, Company shall require the acquirer of shares of Common Stock to acquire this Note for a price equal to the same consideration Holder would have received had the Note been converted immediately prior to such acquisition and the converted shares sold in such transaction.

7.           No Charges for Conversion. Issuance of certificates for shares of Common Stock upon a conversion pursuant to Section 6 or otherwise in respect of this Note shall be made without charge to Holder for any issue or transfer tax, withholding tax, transfer agent fee, legal opinion and attorney fees, or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Company.

8.           Note Registration; New Notes for Transfers and Partial Conversions. Company shall register this Note upon records maintained by Company for that purpose (the “Note Register”) in the name of Holder. Company may deem and treat Holder as the absolute owner hereof for the purpose of any conversion hereof, and for all other purposes, absent actual notice to the contrary from Holder. Company shall register the conversion of all or any portion of this Note pursuant to Section 6 in the Note Register upon surrender of this Note to Company and shall issue a new convertible promissory note, in substantially the form of this Note (each, a “New Note”), evidencing the remaining portion of this Note not so converted pursuant to Section 6, if any, shall be issued to Holder.

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9.           Representations and Warranties of Company. Company represents and warrants to Holder that:

(a)           Due Incorporation, Qualification, etc. Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or otherwise) or business of Company.

(b)           Authority. The execution, delivery and performance by Company of this Note and the consummation of the transactions contemplated hereby: (i) are within the power of Company; and (ii) have been duly authorized by all necessary actions on the part of Company.

(c)           Enforceability. This Note has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)           Reservation of Shares. Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue the shares which are issuable and deliverable upon the conversion this entire Note (taking into account any adjustments therefor), free from preemptive rights or any other contingent purchase rights of Persons other than Holder. Company covenants that all shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

(e)           Private Sale. Assuming that Holder has purchased this Note for investment purposes and not with a view to its distribution, the issuance of this Note does not require registration under the Securities Act or any state securities laws.

(f)           Issuance of Note. Neither the issuance nor the delivery of this Note is subject to any preemptive right of any stockholder of Company or to any right of first refusal or other similar right in favor of any person or entity which has not been waived.

(g)           Governmental Approvals. Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any governmental agency (including under any state securities or “blue sky” laws) in connection with the execution and delivery of this Note, or the consummation of the transactions contemplated hereby.

(h)           Financial Condition. Company is not entering into the arrangements contemplated by this Note with actual intent to hinder, delay or defraud either present or future creditors. On the date hereof on a pro forma basis after giving effect to the transactions contemplated and to all debts incurred or to be created in connection herewith, the present fair salable value of the assets of Company (on a going concern basis) will exceed the probable liabilities of Company on its debts (including its contingent obligations).

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10.         Notice of Corporate Events. If Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its shares of Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of Company or any subsidiary thereof, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of Company, then Company shall deliver to Holder a notice describing the material terms and conditions of such transaction, at least 20 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and Company will take all steps reasonably necessary in order to insure that Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction.

11.         No Rights or Liabilities as a Stockholder. This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of Company, except as otherwise set forth herein. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of Company for any purpose.

12.         Waiver and Amendment; Entire Agreement. No provision of this Note may be amended, waived or modified except upon the written consent of Company and Holder. No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder by Holder preclude any other or further exercise thereof or the exercise of any other right. This Note constitutes the entire agreement of Company and Holder with respect to the matters set forth herein.

13.         Assignment. Neither this Note nor any rights or obligations of Company hereunder may be assigned, conveyed or transferred, in whole or in part other than as set forth in this Note. The rights and obligations of Company and Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

14.         Notices. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email to the email address specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to Company, to InterCloud Systems, Inc., 1030 Broad Street, Suite 102, Shrewsbury, New Jersey 07702, Attention: Tim Larkin, email address: tlarkin@intercloudsys.com, and (ii) if to Holder, to the address or email address appearing on Company’s shareholder records or Note Register or such other address as Holder may provide to Company in accordance with this Section 14, with a mandatory copy of any notice to Holder not sent by email to be simultaneously emailed to the email address of Holder appearing on the Company’s Note Register with a simultaneous cc by email to: DougShooker@post.Harvard.edu.

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15.         Fees and Expenses. Company agrees to pay to Holder, in addition to the principal amount due hereunder, all fees and expenses (including court costs and legal fees and expenses) incurred or expended by Holder in connection with the negotiation, administration and enforcement of this Note.

16.         Waiver of Jury Trial. COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREUNDER.

17.         Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof

18.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

19.         Governing Law; Jurisdiction. The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflict of law provisions. Any action or proceeding in connection with this Agreement shall be brought in any court of record of the State of New Jersey or the United States in such state, and the parties hereto irrevocably consent to and confer personal jurisdiction of such court over them by such court.

20.         Registration Rights. The Company hereby grants to Holder the right to require the Company at the Company’s expense to register under the Securities Act within sixty days of the conversion of any portion of this Note any and all shares of Common Stock issuable to Holder on the conversion of any portion of this Note.

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